Exhibit 16.1

                            RONALD R. CHADWICK, P.C.
                        2851 South Parker Road, Suite 720
                                Aurora, CO 90014
                                 (303) 306-1967

March 31, 2014

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

RE: Redstone Literary Agents Inc.
    File No. 000-55049

On November 30, 2013 my appointment as auditor for Redstone Literary Agents Inc. ceased.

I have read Redstone Literary Agents Inc.'s statements included under Item 4.01 of its Form 8-K dated November 30, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,


/s/ Ronald R. Chadwick, P.C.
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Ronald R. Chadwick, P.C.
Certified Public Accountant